Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the Supplemental Stock Option Plan, including Amendment No. 1 (Form S-8 No. 333-09569), the 1994 Stock Plan, including Amendment No.1 (Form S-8 Nos. 333-39863, 333-66091 and 333-72678), the Employee Stock Purchase Plan, including Amendment No. 1 (Form S-8 Nos. 333-66091 and 333-72678), the 1997 Supplemental Stock Plan, including Amendment No. 1 (Form S-8 Nos. 333-23901 and 333-66091), the Registration Statement, including Amendment No. 1 thereto (Form S-3 No. 333-24097) and in the related prospectus of Geoworks Corporation for the registration of 1,282,754 common shares, and the Registration Statement (Form S-3 No. 333-50746) and in the related prospectus of Geoworks Corporation for the registration of 3,377,437 common shares of our report dated May 1, 2002 (except for Note 14, as to which the date is June 11, 2002), with respect to the consolidated financial statements of Geoworks Corporation included in the Annual Report on Form 10-K for the year ended March 31, 2002.


                                                           /s/ Ernst & Young LLP

San Francisco, California
June 26, 2002


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